UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 25, 2023

CAPITOL FEDERAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34814	27-2631712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Kansas Avenue,	Topeka	Kansas	66603
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code
(785) 235-1341

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFFN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 25, 2023, Capitol Federal Financial, Inc. (the "Company") issued a press release announcing a strategic securities transaction and fiscal year 2023 financial results (the "Original Earnings Release"). A copy of the Original Earnings Release was furnished by the Company with a Current Report on Form 8-K on October 25, 2023 (the “Original 8-K”). On November 15, 2023, the Company issued a press release revising the Original Earnings Release (the “Revised Earnings Release”) to correct the accounting treatment for the net realized losses associated with the Company's sale of securities in October 2023. All the net losses were originally recorded in fiscal year 2023. Following continued review, as indicated in the Revised Earnings Release, the Company determined that a portion of the net losses should be recorded in the first quarter of fiscal year 2024 instead of fiscal year 2023.

The sole purpose of this Amendment No. 1 on Form 8-K/A is to amend Items 2.02 and 9.01 of the Original 8-K and furnish the Revised Earnings Release in place of the Original Earnings Release. Except as set forth herein, no other information in the Original 8-K is being amended.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
The Revised Earnings Release, which was issued by the Company on November 15, 2023, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit 99.1 – Press release dated November 15, 2023
Exhibit 104 – Cover page interactive data file, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL, INC.
Date: November 15, 2023	By: /s/ Kent G. Townsend

Kent G. Townsend, Executive Vice-President,
Chief Financial Officer, and Treasurer